                             SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                                        FORM 8-K

                                     CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  December 3, 1999


                                    VALLEY MEDIA, INC.
                   (Exact name of registrant as specified in its charter)


              Delaware                   000-25617             94-2556440
              ---------                  ---------             ----------
     (State or other jurisdiction       (Commission          (I.R.S. Employer
          of incorporation)             File Number)         Identification No.)


                  1280 Santa Anita Court, Woodland, California      95776
                  -------------------------------------------------------
                    (Address of principal executive offices)(Zip Code)

             Registrant's telephone number, including area code: (530) 661-6600

                                       NOT APPLICABLE
                                       --------------
               (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

     On December 3, 1999, Valley Media, Inc. ("Valley") announced a senior management restructuring. Melanie Cullen, Valley's Senior Vice President of Information Services since March of 1998 and Vice President of Information Services from February 1995 to March 1998, will assume the newly created role of Chief Operating Officer and will be responsible for Operations, Purchasing and Information Services. Ron Phillips, Valley's Senior Vice President of Purchasing since March of 1998 and Vice President of Purchasing from February 1995 to March 1998, and John Kordic, Senior Vice President of Operations since March of 1998 and Vice President of Operations from February 1995 to March 1998, will both report to Ms. Cullen.

      Randy Cerf, Valley's Senior Vice President and Chief Financial Officer since March of 1998 and Vice President and Chief Financial Officer from October of 1994 to March 1998, has been offered the newly created position of Senior Vice President of New Media and Business Development. This position will report directly to Rob Cain, Valley's President and Chief Executive Officer. Valley is currently seeking a new Chief Financial Officer. Mr. Cerf will remain in his current position until a replacement is found.

      Valley has asked Ken Alterwitz, its Senior Vice President of Sales and Marketing since March 1998 and Vice President of Sales and Marketing from January 1995 to March 1998, to assume new responsibilities with Valley in pursuit of its digital and global distribution initiatives. Valley is seeking a new Senior Vice President of Sales and Marketing.

                                          SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VALLEY MEDIA, INC.


                                            By: /s/ Robert R. Cain
                                               -------------------------------
                                                Robert R. Cain
                                                President and Chief Executive
                                                Officer
                                                Date: December 6, 1999



                                       3